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Pricing Supplement dated January 19, 1997                         Rule 424(b)(3)
(To Prospectus dated October 23, 1995)                         File No. 33-62601

                         $190,587,000 Principal Amount

                                 Advanta Corp.

                                  91 Day Notes
                      Six, Eighteen and Thirty Month Notes
             One, Two, Three, Four, Five, Seven and Ten Year Notes



                                       Annual                                          Annual
                        Interest      Percentage                       Interest     Percentage
                         Rate           Yield                           Rate           Yield
 Maturity              Per Annum       (APY)*      Maturity           Per Annum        (APY)*
 --------              ---------       -----       --------           ---------        -----
 91 Days                 5.31%          5.45%      One Year             6.06%          6.25%
 Six Months              5.59%          5.75%      Two Years            6.16%          6.35%
 Eighteen Months         6.11%          6.30%      Four Years           6.39%          6.60%
 Thirty Months           6.30%          6.50%      Five Years           6.67%          6.90%




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* Effective annual yield assumes interest reinvested at the current daily rate.
Substantial penalty for early withdrawal.



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